PRIORITY HEALTHCARE CORPORATION
EXHIBIT 23 — CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Consent of Independent Certified Public Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-69921, 333-61479, 333-65927, 333-82481, 333-56882, 333-69280, 333-105639 and 333-105646) of Priority Healthcare Corporation of our reports dated February 18, 2004, except as to Note 16 which is dated March 8, 2004,relating to the financial statements and the financial statement schedule, which appear in this Form 10-K.

PricewaterhouseCoopers LLP
Orlando, Florida
March 10, 2004